ETF OPPORTUNITIES TRUST 485BPOS

Exhibit 99.(h)(27)

AMENDMENT NO. 18 TO

SERVICES AGREEMENT

This AMENDMENT No. 18 (“Amendment”) is made as of January 12, 2024, by and among ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Citibank”), and Citi Fund Services Ohio, Inc. (“CFSO”, together with Citibank, the “Service Provider” and, with the Client, the “Parties”), to that certain Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Service Provider performs certain services for the Client; and

WHEREAS, the Parties agree to amend the List of Funds in Annex 1 – Schedule 2 by removing the Funds to the portfolio of the Client listed in Amendment A and to rename the “Tapp Finance SPY Daily Growth and Income ETF” to the “TappAlpha SPY Growth and Daily Income ETF” and “Tapp Finance QQQ Daily Growth and Income ETF” to the “TappAlpha Innovation 100 Growth and Daily Income ETF.”

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Service Provider hereby agree as follows:

1.	Amendment to Annex 1 – List of Funds.

a.	Annex 1 – Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the Annex 1 – Schedule 2 attached to the end of the Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Service Provider represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.	Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST

By:

Name:	David A. Bogaert

Title:	President

Date:	December 4, 2023

CITIBANK, N.A.

By:

Name:	Michele Pitts

Title:	Vice President

Date:	January 12, 2024

CITI FUND SERVICES OHIO, INC.

By:

Name:	Peter Hill

Title:	Vice President

Date:	01/16/24

Amendment A

List of Funds to remove for ETF Opportunities Trust

-	Tuttle Capital 2X All Innovation ETF

-	Tuttle Capital 2X Inverse All Innovation ETF

Fund names to be revised (revisions in under strike)

-	TappAlpha SPY Growth & Daily Income ETF

-	TappAlpha Innovation 100 Growth & Daily Income ETF

Annex 1 – Schedule 2 to Services Agreement

List of Funds

1.	American Conservative Values ETF

2.	American Conservative Values Small-Cap ETF

3.	Formidable ETF

4.	Formidable Dividend and Income ETF

5.	Formidable Fortress ETF

6.	Applied Finance Valuation Large Cap ETF

7.	Alpha Dog ETF

8.	Kingsbarn Tactical Bond ETF

9.	The WealthTrust DBS Long Term Growth ETF

10.	Kingsbarn Dividend Opportunity ETF

11.	Cultivar ETF

12.	Tuttle Capital 2X DBMF ETF

13.	T-Rex 2X Long Tesla Daily Target ETF

14.	T-Rex 2X Inverse Tesla Daily Target ETF

15.	T-Rex 2X Long NVIDIA Daily Target ETF

16.	T-Rex 2X Inverse NVIDIA Daily Target ETF

17.	LAFFER|TENGLER Equity Income ETF

18.	REX IncomeMax AMD Strategy ETF

19.	REX IncomeMax AMZN Strategy ETF

20.	REX IncomeMax TSLA Strategy ETF

21.	REX IncomeMax BIIB Strategy ETF

22.	REX IncomeMax DIS Strategy ETF

23.	REX IncomeMax EEM Strategy ETF

24.	REX IncomeMax GDXJ Strategy ETF

25.	REX IncomeMax GOOG Strategy ETF

26.	REX IncomeMax META Strategy ETF

27.	REX IncomeMax MSFT Strategy ETF

28.	REX IncomeMax MSTR Strategy ETF

29.	REX IncomeMax PYPL Strategy ETF

30.	REX IncomeMax SLV Strategy ETF

31.	REX IncomeMax SMH Strategy ETF

32.	REX IncomeMax SNOW Strategy ETF

33.	REX IncomeMax TLRY Strategy ETF

34.	REX IncomeMax V Strategy ETF

35.	REX IncomeMax UNG Strategy ETF

36.	REX IncomeMax USO Strategy ETF

37.	REX FANG REX FANG & Innovation Equity Premium Income ETF

38.	Tuttle Capital Daily 2X Inverse Regional Banks ETF

39.	Tuttle Capital Daily 2X Long AI ETF

40.	Tuttle Capital Daily 2X Inverse AI ETF

41.	Brendan Wood TopGun ETF

42.	IDX Dynamic Innovation ETF

43.	IDX Dynamic Fixed Income ETF

44.	T-Rex 2X Long Apple Daily Target ETF

45.	T-Rex 2X Inverse Apple Daily Target ETF

46.	T-Rex 2X Long Alphabet Daily Target ETF

47.	T-Rex 2X Inverse Alphabet Daily Target ETF

48.	T-Rex 2X Long Microsoft Daily Target ETF

49.	T-Rex 2X Inverse Microsoft Daily Target ETF

50.	TappAlpha SPY Growth & Daily Income ETF

51.	TappAlpha Innovation 100 Growth & Daily Income ETF